UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2023

Cenntro Electric Group Limited
(Exact Name of Registrant as Specified in Charters)

Australia	001-38544	87-4655020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant’s Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On September 8, 2023, Cenntro Electric Group Limited ACN 619 054 938 (the “Company”) entered into a Scheme Implementation Agreement with Cenntro Inc. (“HoldCo”), a company incorporated in accordance with the laws of Nevada for the purpose of effecting the Company’s re-domiciliation to the United States by way of a scheme of arrangement undertaken in accordance with the requirements of the Australian Corporations Act 2001 (Cth) (“Scheme”).

Pursuant to the Scheme, HoldCo will acquire all of the ordinary shares in Cenntro (“Cenntro Shares”), and eligible holders of Cenntro Shares (“Cenntro Shareholders”) will receive one share of common stock of HoldCo (“HoldCo Shares”) in exchange for each Cenntro Share held by that Cenntro Shareholder at the record date for the Scheme and transferred to HoldCo under the Scheme.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to, the full text of the Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

The Agreement has been attached to provide investors and security holders with information regarding its terms and is not intended to provide any factual information about the Company or HoldCo. The warranties and undertakings in the Agreement were made only for the purpose of the Agreement and solely for the benefit of the parties to the Agreement as of specific dates. Such warranties and undertakings may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may or may not have been accurate as of any specific date, and may be subject to important limitations and qualifications and may therefore not be complete. The warranties and undertakings in the Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the warranties and undertakings or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, HoldCo or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the warranties and undertakings may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events

On September 11, 2023, the Company published a press release announcing its proposed re-domiciliation to the United States. The press release furnished hereto as Exhibit 99.1, incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit No.	Description
2.1	Scheme Implementation Agreement
99.1	Press Release dated September 11, 2023
104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2023

Cenntro Electric Group Limited

	By:	/s/ Peter Wang
	Name:	Peter Wang
	Title:	Chief Executive Officer